Exhibit 10.21

Dec 20, 2009

Declaration

I am a shareholder of Yujiang Xianyue Livestock Limited, which is a subsidiary of Jiangxi Yingtan Huaxin Livestock Limited.  My tax liabilities incurred during time period from 2007 to 2009 will be solely burdened by me personally, and will have nothing to do with the company.

I hereby declare the above.

Declarer

(signature)